SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2012

MS Structured Asset Corp. on behalf of TILES Trust No. 2005-1

(Exact Name of Registrant as Specified in Charter)

Delaware	333-101155	13-4026700
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Attention: Joshua Schanzer 1585 Broadway, 3rd Floor New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-761-2457

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8             Other Events

Item 8.01                      Other Events

On July 2, 2012, Morgan Stanley Capital Services LLC (“MSCS”), the swap counterparty to TILES Trust No. 2005-1 under an interest rate swap transaction, provided notice to the Trust and the Trustee that (i) the early redemption of the Trust’s underlying securities that has been announced by the underlying securities guarantor, JPMorgan Chase & Co., to occur on July 12, 2012 will be an early termination date for the interest rate swap transaction between the Trust and MSCS and (ii) MSCS will determine the amount payable by the Trust upon termination of the interest rate swap transaction on or as soon as reasonably practicable after the early termination date.  A copy of the notice received from MSCS is attached as Exhibit 99.1 hereto.

Pursuant to Section 9.02(a)(iii) of the Standard Terms of Trust Agreements, dated March 5, 2003, as modified by the Trust Agreement dated February 28, 2006 (the “Trust Agreement”), between MS Structured Asset Corp., as depositor, and the Trustee, the designation of an early termination date is a trust wind-up event, and will result in the Trustee paying any proceeds received from the redemption of the underlying securities, first, to MSCS for any termination payment or other amounts due to it under the swap agreement and, second, to the units.

The terms of the early redemption of the underlying securities announced by JPMorgan Chase & Co. do not provide for the payment of any makewhole or similar compensation for the lower interest rate environment as compared to the date of issuance of the underlying securities.  It is also expected that at the time of the early redemption of the underlying securities, the interest rate swap transaction between the Trust and MSCS will have a market value that will be substantially in favor of MSCS.  Therefore, under the priority of payments in the Trust Agreement and as a result of the payment of the swap termination payment to MSCS, the holders of the units will receive an amount substantially less than their outstanding principal balance.  The actual amount of the termination payment payable to MSCS will be determined on or as soon as reasonably practicable after July 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  July 2, 2012

MS STRUCTURED ASSET CORP.
(Registrant)

By: /s/  Joshua Schanzer
Name:  Joshua Schanzer
Title:    Vice President

EXHIBIT INDEX

Exhibit 99.1                      Notice of Early Termination Date, dated July 2, 2012